UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 20, 2014

CytoDyn Inc.

(Exact name of registrant as specified in charter)

Colorado

(State or other jurisdiction of incorporation)

000-49908

(SEC File Number)

75-3056237

(IRS Employer Identification No.)

1111 Main Street, Suite 660 Vancouver, Washington	98660
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(360) 980-8524

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement.

Effective January 20, 2014, CytoDyn Inc. (the “Company”) entered into two Project Work Orders (the “PWOs”) with its principal clinical research organization, Amarex Clinical Research, LLC (the “CRO”). The services to be provided under the PWOs are intended to facilitate the Company’s plan to expand and accelerate the concurrent evaluation of additional potential treatment applications of its principal product candidate, PRO 140.

The CRO has agreed to provide comprehensive clinical trial services in connection with two research studies involving PRO 140 currently under consideration. The estimated combined cost of the studies totals $9.3 million, of which $5.1 million relates to services to be provided directly by the CRO and the remainder to pass-through costs to be provided by third parties. Each PWO may be terminated by either party at any time upon 30 days’ prior written notice, provided the CRO will be entitled to payment for services provided through the date of termination, plus an amount equal to 30% of the remaining contract amount for direct services. The Company paid the CRO a total deposit of approximately $790,000 in December 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CytoDyn Inc.

Dated: January 24, 2014	By:	/s/ Michael D. Mulholland
Michael D. Mulholland Chief Financial Officer